Exhibit 99.1

Naked Brand Announces $1.955 Million

Registered Direct Offering

New York, NY (January 13, 2017) – Naked Brand Group Inc. (NASDAQ: NAKD) (“Naked” or the “Company”), announced today that the Company has entered into a Securities Purchase Agreement for the sale of shares of its common stock in a registered direct offering to investors. The Company is selling 1,879,811 shares at a purchase price of $1.04 per share with gross proceeds to the Company totaling $1.955 million.

The proceeds from the offering will be used to provide working capital for general corporate purposes and to support Naked's ongoing operations through the estimated timeframe to completion of its proposed merger with Bendon Limited, the Letter of Intent for which was also announced today.

The shares are being offered by Naked pursuant to a shelf registration statement on Form S-3 (File No. 333-213965) which was declared effective on October 19, 2015, by the Securities and Exchange Commission (the “SEC”).  A prospectus supplement and accompanying base prospectus relating to the offering of the shares will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.  Copies of the prospectus supplement and the accompanying base prospectus relating to the securities may also be obtained from Naked Brand Group Inc., 95 Madison Avenue, 10th Floor, New York, NY 10016.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities are being be offered only by means of a prospectus, including a prospectus supplement and accompanying base prospectus, forming a part of the effective registration statement.

About Naked:

Naked was founded on one basic desire—to create a new standard for how products worn close to the skin fit, feel, and function. Naked’s women’s and men’s collections are available at www.wearnaked.com, and Naked has a growing retail footprint for its innovative and luxurious innerwear products in some of the leading online and department stores in North America including Nordstrom, Bloomingdale’s, Dillard’s, Soma, Saks Fifth Avenue, Amazon.com, BareNecessities.com, and more. In 2014, renowned designer and sleepwear pioneer Carole Hochman joined Naked as Chief Executive Officer, Chief Creative Officer, and Chairwoman with the goal of growing Naked into a global lifestyle brand. In June 2015, Naked announced a strategic partnership with NBA Miami HEAT (now Chicago Bulls) star Dwyane Wade. The 3-time NBA Champion, 11-time All Star, and Olympic Gold Medalist joined the Company’s Advisory Board, and is the Creative Director for a signature collection of men’s innerwear launching 2016. Naked is now headquartered in New York City and plans to expand in the future into other apparel and product categories that can exemplify the mission of the brand, such as activewear, swimwear, sportswear. and more. http://www.nakedbrands.com/

Forward-Looking Statements

This news release contains forward-looking statements, which reflect the expectations of management of the Company with respect to potential future events. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, but are not limited to, statements regarding the closing of the offering. These forward-looking statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of such risks and uncertainties, which include, without limitation: an economic downturn or economic uncertainty in the Company’s key markets; the Company’s inability to effectively manage the growth and the increased complexity of its business; the Company’s highly competitive market and increasing competition in the market; the Company’s inability to deliver its products to the market and to meet customer expectations due to problems with its distribution system; the Company’s failure to maintain the value and reputation of its brand; the Company’s failure to raise the capital necessary to carry out its business plan and operations; and other risk factors detailed in the Company’s reports filed with the Securities and Exchange Commission and available at www.sec.gov. These forward-looking statements are made as of the date of this news release, and the Company disclaims any intent or obligation to update the forward-looking statements, or to update the reasons why actual results, performance or developments could differ from those anticipated in the forward-looking statements, except as required by applicable law, including the securities laws of the United States. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate.

Company Contact:

NAKED BRAND GROUP, INC.
Joel Primus
Founder & President
Tel: 212.851.8050
E: joel.primus@nakedbrandgroup.com

Investors:

Jean Fontana/Megan Crudele, ICR

203-682-8200

jean.fontana@icrinc.com

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